Exhibit 99.2

National Vision Completes Comprehensive Review of Store Fleet
•Actions to improve overall health of the core business
•Addressing underperforming stores expected to deliver ~$4 million in annualized Adjusted EBITDA1 improvement by end of fiscal 2026
•Moderates 2025 new store openings to invest in enhanced customer experience

Duluth, Ga. -- November 6, 2024 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today announced the results of its comprehensive store fleet review. In August 2024, the Company announced it had identified an initial list of less than 5% of its total fleet that were not meeting its profitability thresholds and said it was considering potential actions for those underperforming stores. The Company plans to take action on 43 stores, including closing 39 stores by the end of fiscal 2026 and converting four Eyeglass World stores to America’s Best by the end of fiscal 2024.
The Company expects that closing these stores will improve the overall health of the core business. Further, the Company announced that in fiscal year 2025 it will temporarily moderate new store openings to 30-35 new stores, after which time the Company expects to return to its more recent store opening cadence as its initiatives begin to take hold. The combination of these actions is expected to provide the Company increased flexibility to invest in existing operations and deploy capital to initiatives that will drive increased revenue and improved profitability.
The Company has significant whitespace opportunity for continued growth. As detailed earlier this year, the total whitespace opportunity is believed to be at least 2,500 stores, more than double the existing store count across its brands.
“Active, continuous management of our portfolio has always been a priority and is necessary to maintain a healthy business. We have taken a hard look at our current store fleet to assess our operations and ensure that our real estate investments meet higher standards in this environment,” said Reade Fahs, National Vision’s CEO. “Following this review, we have identified areas across the business that we can address to improve operational execution and drive comparable store sales improvement. We believe the actions we are taking will better position the company to optimize growth and profitability for the long-term.
“We are working closely with impacted stores to ensure that this is a seamless transition for our patients and customers who rely on us. We intend to retain associates and affiliated optometrists in affected stores wherever possible by facilitating transfers to new roles or other stores.”

1 Adjusted EBITDA is a non-GAAP financial measure, and the Company is not able to reconcile this measure to net income, the corresponding measure under generally accepted accounting principles (“GAAP”), without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant. See “Non-GAAP Financial Measures” below and the Company’s press release regarding financial results for the third quarter of 2024 for further information about the Company’s use of Adjusted EBITDA.

Actions Following Store Fleet Review
As detailed in the table below, the Company plans to close 39 stores by the end of Fiscal 2026.

	Number of Store Closures Planned Fiscal 2024	Number of Store Closures Planned Fiscal 2025	Number of Store Closures Planned Fiscal 2026
America’s Best	8	3	10
Eyeglass World	4	─	5
Fred Meyer	─	9	─
Total	12	12	15

Additionally, the Company will convert four Eyeglass World stores to America’s Best stores during fiscal 2024.
Going forward, the Company will continue to closely monitor store performance and store profitability as part of its ongoing real estate portfolio strategy to maximize returns.
“We are committed to disciplined growth with a focus on maximizing returns,” said Melissa Rasmussen, National Vision’s CFO. “As such, we are temporarily moderating new store growth next year and plan to open between 30-35 new stores. Importantly, this moderation enables us to allocate capital in fiscal 2025 to increase investments in enhancing the overall patient and customer experience. Additionally, by opening fewer stores in fiscal 2025, we intend to focus on the best locations for new stores that meet our strategic objectives of improving profitability and enhancing our overall competitive position.”
Financial Impact
The Company expects the store closures described above to deliver approximately $4 million of annualized Adjusted EBITDA improvement by the end of fiscal 2026, of which approximately $2 to $3 million is expected by the end of fiscal 2025.
These closures are expected to negatively impact revenue by $11 to $13 million in fiscal 2025 and $2 to $3 million in fiscal 2026.
The Company recorded approximately $1 million of one-time, non-recurring exit charges during the third quarter of 2024 related to lease terminations, severance, and other charges associated with the fiscal 2024 and fiscal 2025 closures.
In addition, the Company recorded noncash impairment charges of approximately $14 million in the third quarter of 2024. Approximately $11 million was related to the Fred Meyer intangible asset and the remaining $3 million was for tangible long-lived assets primarily related to the portfolio review.
Separately, today the Company is releasing its third quarter 2024 earnings results, which will be available on the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects including remote medicine and optometrist recruiting and retention initiatives, and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, the termination of our partnership with Walmart, including the transition period and other wind down activities, will have an impact on our business, revenues, profitability and cash flows, which impact could be material; market volatility, an overall decline in the health of the economy and other factors impacting consumer spending, including inflation, uncertainty in financial markets, recessionary conditions, escalated interest rates, the timing and issuance of tax refunds, governmental instability, war and natural disasters, may affect consumer purchases, which could reduce demand for our products and materially harm our sales, profitability and financial condition; failure to recruit and retain vision care professionals for in-store roles or to provide remote care offerings could adversely affect our business, financial condition and results of operations; the optical retail industry is highly competitive, and if we do not compete successfully, our business may be adversely impacted; if we fail to open and operate new stores (including as a result of store conversions) in a timely and cost-effective manner or fail to successfully enter new markets, our financial performance could be materially and adversely affected; if the performance of our Host brands declines or we are unable to maintain or extend our operating relationships with our Host partners, our business, profitability and cash flows may be adversely affected and we may be required to incur impairment charges; we are a low-cost provider and our business model relies on the low-cost of inputs and factors such as wage rate increases, inflation, cost increases, increases in the price of raw materials and energy prices could have a material adverse effect on our business, financial condition and results of operations; we require significant capital to fund our expanding business, including updating our Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”), and other technological, systems and capabilities; our ability to successfully implement transformation initiatives (including store fleet optimization); our growth strategy could strain our existing resources and cause the performance of our existing stores to suffer; our success depends upon our marketing, advertising and promotional efforts and if we are unable to implement them successfully or efficiently, or if our competitors are more effective than we are, we may experience a material adverse effect on our business, financial condition and results of operations; we are subject to risks associated with leasing substantial amounts of space, including future increases in occupancy costs; certain technological advances, greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, or future drug development for the correction of vision-related problems may reduce the demand for our products and adversely impact our business and profitability; if we fail to retain our existing senior management team or attract qualified new personnel such failure could have a material adverse effect on our business, financial condition and results of operations; our profitability and cash flows may be negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; our operating results and inventory levels fluctuate on a seasonal basis; our e-commerce and omni-channel business faces distinct risks, and our failure to successfully manage those risks could have a negative impact on our profitability; we depend on our distribution centers and/or optical laboratories; we may incur losses arising from our investments in technological innovators in the optical retail industry, including artificial intelligence, which would negatively affect our financial results; environmental, social and governance (“ESG”) issues, including those related to climate change, could have a material adverse effect on our business, financial condition and results of operations; changing climate and weather patterns leading to severe weather and disasters may cause significant business interruptions and expenditures; future operational success depends on our ability to develop, maintain and extend relationships with managed vision care companies, vision insurance providers and other third-party payors; we face risks associated with vendors from whom our products are sourced and are dependent on a limited number of suppliers; we rely heavily on our information technology systems, as well as those of our vendors, for our business to effectively operate and to safeguard confidential information; any significant failure, inadequacy, interruption or security breach could adversely affect our business, financial condition and operations; we rely on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues, the future reduction of which could adversely affect our results of operations; we are subject to extensive state, local and federal vision care and healthcare laws and regulations and failure to adhere to such laws and regulations would adversely affect our business; we are subject to managed vision care laws and regulations; we are subject to rapidly changing and increasingly stringent laws, regulations, contractual obligations, and industry standards relating to privacy, data security and data protection which could subject us to liabilities that adversely affect our business, operations and financial performance; we could be adversely affected by product liability, product recall or personal injury issues; failure to comply with laws, regulations and enforcement activities or changes in statutory, regulatory, accounting and other legal requirements could potentially impact our operating and financial results; adverse judgments or settlements resulting from legal proceedings relating to our business operations could materially adversely affect our business, financial condition and results of operations; we may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our business; we have a significant amount of indebtedness which could adversely affect our business and financial position, including limiting our business flexibility and preventing us from meeting our debt obligations; a change in interest rates may adversely affect our business; our credit agreement contains restrictions that limit our flexibility in operating our business; conversion of the 2025 Notes could dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock; and risks related to owning our common stock, including our ability to comply with requirements to design and implement and maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.
Non-GAAP Financial Measures
National Vision uses certain non-GAAP financial measures, including Adjusted EBITDA, which are designed to supplement, and not substitute, financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) because management believes such measures are useful to investors. Additional information about these measures and a reconciliation to the nearest GAAP financial measures is detailed in National Vision’s press release regarding financial results for the third quarter of 2024, which is available at www.nationalvision.com/investors.

About National Vision Holdings, Inc.
National Vision Holdings, Inc. (NASDAQ: EYE) is one of the largest optical retail companies in the United States with over 1,200 stores in 38 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates four retail brands: America’s Best, Eyeglass World, and Vista Opticals inside select Fred Meyer stores and on select military bases, and an e-commerce website DiscountContacts.com, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Investor contact:
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